Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 AND AGREEMENT dated as of December 19, 2006 (this “Amendment”), to the Second Lien Credit Agreement dated as of July 21, 2005 (the “Credit Agreement”), among CARRIZO OIL & GAS, INC. (the “Borrower”), CCBM, INC. (“CCBM”), CCLR, INC. (“CLLR”), the Lenders (as defined therein) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A.  Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

B.  The Borrower has requested that the existing Lenders or other persons that will thereby become lenders (collectively, the “Additional Lenders”) make Additional Term Loans (as defined below) to the Borrower on the Additional Term Loan Closing Date (as defined below), in an aggregate principal amount of $75,000,000, subject to the terms and conditions set forth herein.

C.  The Borrower has further requested certain amendments to the Credit Agreement as set forth herein.

D.  The proceeds of the Additional Term Loans will be used by the Borrower for general corporate purposes of the Borrower.

E.  The Additional Lenders are willing to make the Additional Term Loans and the Lenders are willing to agree to such amendments, in each case on the terms and subject to the conditions set forth herein.

F.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Term Loan Commitment” shall mean, with respect to each Additional Lender, the commitment of such Additional Lender to make Additional Term Loans on the Additional Term Loan Closing Date as set forth on Schedule I hereto. The aggregate amount of Additional Term Loan Commitments is $75,000,000.

“Additional Term Loans” shall mean the term loans made by the Additional Lenders to the Borrower pursuant to Section 2(a) hereof, the terms and provisions of which shall be identical to the existing Loans (as such terms are modified pursuant to this Amendment).

SECTION 2.   Additional Term Loans. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Additional Lender agrees, severally and not jointly, to make an Additional Term Loan to the Borrower on the Additional Term Loan Closing Date in a principal amount not to exceed its Additional Term Loan Commitment. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.

(b)   The Additional Term Loan Commitments shall automatically terminate upon the earlier to occur of (a) the making of the Additional Term Loans on the Additional Term Loan Closing Date and (b) 5:00 p.m., New York City time, on January 15, 2007.

(c)   Unless the context shall otherwise require, the term “Loans” as used in the Credit Agreement shall include the Additional Term Loans, and the term “Lenders” as used herein and in the Credit Agreement shall include each person that has an Additional Term Loan Commitment or that has made an Additional Term Loan (other than any such person that has ceased to be a party to the Credit Agreement pursuant to an Assignment and Acceptance).

SECTION 3.   Amendments. (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Percentage” shall mean, for any day, (a) with respect to any Eurodollar Loan, 4.75%, or (b) with respect to any ABR Loan, 3.75%.”

(b)   The definition of the term “Permitted Disposition” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” preceding clause (g) and adding after clause (g) the following:

“and (h) of equity interests which the Borrower or any Guarantor holds in Pinnacle”.

(c)   Effective upon the making of the Additional Term Loans on the Additional Term Loan Closing Date, the table appearing in Section 2.11 (Repayment of Borrowings) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Repayment Date	Amount
December 31, 2006	$375,000
March 31, 2007	$562,500
June 30, 2007	$562,500
September 30, 2007	$562,500
December 31, 2007	$562,500

“Repayment Date	Amount
March 31, 2008	$562,500
June 30, 2008	$562,500
September 30, 2008	$562,500
December 31, 2008	$562,500
March 31, 2009	$562,500
June 30, 2009	$562,500
September 30, 2009	$562,500
December 31, 2009	$562,500
March 31, 2010	$562,500
June 30, 2010	$562,500
Maturity Date	$214,875,000

(d)   Section 2.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Optional prepayments of Loans at any time during the applicable periods set forth in this Section 2.12(c) shall be accompanied by a payment of a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be repaid) equal to (i) 1.50%, if such prepayment occurs prior to the date that is two years after the Closing Date or (ii) 0.50%, if such prepayment occurs after the date that is two years after the Closing Date, but on or prior to the date that is three years after the Closing Date.”.

(e)   Section 5.01(c)(iii)(x)(A) of the Credit Agreement is hereby amended by adding after the words “Section 6.02(a)” appearing therein the following:

“(other than assignments of customary overrides, royalties, working interests in exchange for a commitment of the transferee to bear a disproportionate share of the costs attributable to the oil and gas properties to which such interests relate, and similar ordinary course transactions and Dispositions or series of related Dispositions of Proved Reserves with a fair market value not in excess of $1,000,000)”.

(f)   Section 5.01(c)(iii)(y)(A) of the Credit Agreement is hereby amended by adding after the words “Section 6.02(b)” appearing therein the following:

“(other than (I) assignments of customary overrides, royalties, working interests in exchange for a commitment of the transferee to bear a disproportionate share of the costs attributable to the oil and gas properties to which such interests relate and similar ordinary course transactions and Dispositions or series of related Dispositions of property and assets with a fair market value not in excess of $1,000,000 and (II) Permitted Dispositions)”.

(g)   Section 5.01(c)(iii)(y)(B) of the Credit Agreement is hereby amended by adding after the words “Section 6.02(b)” appearing therein the following:

“(it being understood and agreed that the Borrower is not required under this clause (iii)(y)(B) to certify as to assets acquired during the applicable period in the ordinary course of business, but that only such assets (if any) satisfying the requirements of Section 6.02(b)(ii)(2) as to which such certification is made will be netted from the basket amounts set forth in Section 6.02(b) as contemplated by such Section)”.

(h)   Section 5.01(f) of the Credit Agreement is hereby amended by deleting the following:

“and containing pricing assumptions consistent with the definition of the term “PV-10 Value””.

(i)   Section 5.07(b) of the Credit Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:

“(i) 3.75 to 1.00 in the case of periods ending on December 31, 2006 through and including December 31, 2007 and”.

(j)   Section 5.07(c) of the Credit Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:

“1.50 to 1.00 in the case of the last day of any fiscal quarter ending on or before December 31, 2007 and”.

(k)   Section 5.07(d) of the Credit Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:

“2.75 to 1.00 in the case of the last day of any fiscal quarter ending on or before December 31, 2007 and”.

(l)   Section 5.09(b) of the Credit Agreement is hereby amended by deleting the words “The Borrower shall, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a),” appearing at the beginning of such clause and replacing them with the following:

“If requested by the Administrative Agent in writing, the Borrower shall reasonably promptly after such request”.

(m)   Section 5.12 of the Credit Agreement is hereby amended by adding to the beginning of the second sentence the following:

“If requested by the Administrative Agent in writing,”.

(n)   Sections 6.02(a) and (b) of the Credit Agreement are hereby amended by adding after the words “in any fiscal year” contained in subclauses (x) the following:

“(with, subject to the aggregate limitation set forth in the immediately succeeding clause (y), any such amount not used in any fiscal year being carried forward to any subsequent fiscal year)”.

(o)   Section 6.06 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (k) and adding clauses (m) and (n) as follows:

“(m) Investments, loans or advances or acquisitions the consideration for which consists solely of common equity interests of the Borrower, or made out of the net cash proceeds of a substantially contemporaneous issuance of common equity interests of the Borrower; and

(n) Equity interests in Pinnacle held by the Borrower or any Guarantor as of the effective date of Amendment No. 1 and Agreement dated as of December 19, 2006, to this Agreement.”.

(p)   Section 6.06(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loans by the Borrower or a Guarantor to the Guarantors or capital contributions or investments by the Borrower or a Guarantor in any Guarantor; provided, however, the following loans, investments or capital contributions are excluded from this part (e): loans, investments or capital contributions by the Borrower or a Guarantor to any Guarantor, if such Guarantor uses the proceeds of such loan, contribution or investment to invest in Pinnacle or any other entity in which the Borrower or such Guarantor owns an equity interest (other than a Guarantor);”.

(q)   Section 6.06(j) of the Credit Agreement is hereby amended by changing the reference in the proviso thereto to “$1,000,000” to “$5,000,000”.

(r)   Section 6.06(l) of the Credit Agreement is hereby amended by changing the reference in clause (i) thereof to “$2,000,000” to “$5,000,000”.

(s)   Section 7.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Default Under This Agreement. Should the Borrower violate or fail to comply fully with any of the terms and conditions of, or default under (i) any covenant, condition or agreement contained in Section 5.03(a)(ii) (with respect to the maintenance of the Borrower’s existence only), Section 5.02, 5.07 or Article VI or (ii) any other covenant, condition or agreement (other than those referred to in clause (a) of this Section 7.01) and such default is not cured within 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower; provided, however, that the cure period available for a default in the obligation to maintain insurance coverages required hereby shall be 10 days.”.

SECTION 4.   Other Agreements. The Required Lenders hereby waive until April 2, 2007 compliance by the Borrower with Section 5.14(a) of the Credit Agreement.

SECTION 5.   Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the Amendment Effective Date (as defined below):

(a)   This Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower and each Guarantor and this Amendment constitutes a legal, valid and binding obligation of the Borrower and each Guarantor.

(b)   The representations and warranties set forth in Article IV of the Credit Agreement, after giving effect to this Amendment, are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that (i) the reference in the last sentence of Section 4.02 of the Credit Agreement to “December 31, 2004” shall be deemed to refer to “December 31, 2005”, (ii) each reference to Schedule 4.03 in Section 4.03 of the Credit Agreement (other than the first such reference) shall be deemed to be a reference to the most recent Reserve Report delivered pursuant to Section 5.01(e) or (g) of the Credit Agreement and (iii) Section 4.12 of the Credit Agreement shall be deemed to read in its entirety “Intentionally Omitted”.

(c)   No Default or Event of Default has occurred and is continuing.

SECTION 6.   Effectiveness. (a) This Amendment shall become effective as of the date first set forth above on the date (the “Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Guarantor, the Administrative Agent and the Requisite Lenders. As used herein, the term “Requisite Lenders” shall mean each Lender, including each Additional Lender.

(b)   The obligations of the Lenders with Additional Term Loan Commitments to make Additional Term Loans are subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Additional Term Loan Closing Date”):

(i)    The Borrower and each Guarantor that is to be a party thereto shall have executed and delivered to the Administrative Agent this Amendment, modifications or supplements to the Mortgages reflecting the making of the Additional Term Loans as reasonably requested by the Collateral Agent and all other documents required by this Amendment or the Credit Agreement (including a promissory note that complies with the requirements of Section

2.04(e) in favor of each Additional Lender that has requested a promissory note), all in form and substance and in such number of counterparts as may be required by the Administrative Agent;

(ii)  The representations, warranties, and covenants of the Borrower as set forth in the Credit Agreement, or in any Related Document furnished to the Administrative Agent and/or any Lender in connection therewith, shall be and remain true and correct as of such date (except to the extent specifically limited to a specified date);

(iii)  The Administrative Agent shall have received favorable legal opinions of (i) counsel to the Borrower and the Guarantors covering the transactions contemplated by this Amendment and (ii) special Louisiana counsel to the Administrative Agent and Collateral Agent covering the enforceability and recordability of the modifications or supplements to the Mortgages relating to properties in Louisiana reflecting the making of the Additional Term Loans as reasonably requested by the Collateral Agent, in each case, in form, scope and substance satisfactory to the Administrative Agent;

(iv)  The Administrative Agent shall have received certified resolutions of the Borrower and each Guarantor authorizing the execution of all documents and instruments contemplated by this Amendment;

(v)  The Administrative Agent shall have received all fees, charges and expenses which are due and payable as specified in this Amendment, the Credit Agreement and any other Loan Documents to be entered into on or prior to the Additional Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, under any Related Document to be entered into on or prior to the Additional Term Loan Closing Date or under any engagement or fee letter between the Borrower and the Administrative Agent (or any of its affiliates) relating to the credit facilities contemplated hereby;

(vi)  No Default or Event of Default shall exist or shall result from the making of an Additional Term Loan;

(vii)   The Administrative Agent shall have received the articles of incorporation and bylaws, as amended, of each of the Borrower and each Guarantor ((x) in the case of such articles of incorporation, certified as of a recent date by the Secretary of State of the state of its organization and together with a certificate as to the good standing of each of the Borrower and each Guarantor as of a recent date, from such Secretary of State and (y) in the case of such bylaws, certified by the Secretary or Assistant Secretary of the Borrower and such Guarantor and together with such incumbency certificates as the Administrative Agent shall reasonably request), and the Administrative

Agent’s counsel shall have reviewed the foregoing documents and shall be satisfied with the validity, due authorization and enforceability thereof and of all Related Documents and with all other legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the Related Documents;

(vii)  The Administrative Agent shall have received evidence acceptable to it and its counsel that the security interests created pursuant to the Collateral Documents shall continue to have a first priority position, subject only to Permitted Encumbrances and the Intercreditor Agreement;

(ix)  The Borrower shall have complied with the procedures set forth in the Credit Agreement for the making of Loans, including delivery to the Administrative Agent of a notice of Borrowing as required by Section 2.03 (with the reference to the Closing Date in the first sentence thereof deemed to be a reference to the Additional Term Loan Closing Date);

(x)  There shall have occurred no Material Adverse Effect since December 31, 2005;

(xi)  The Additional Lenders shall be reasonably satisfied with their review prior to the date hereof of all environmental matters related to the Borrower and the Mortgaged Properties;

(xii)  To the extent requested by Administrative Agent and required by the Loan Documents, the Borrower shall have executed and delivered to the Administrative Agent blank form letters in lieu of division orders, in form and substance satisfactory to the Administrative Agent;

(xiii)  The Administrative Agent shall have received a copy of the most recent reports required to be delivered pursuant to Sections 5.01(e), (f) and (g) of the Credit Agreement, and the substance of such reports shall be satisfactory to the Additional Lenders;

(xiv)  The Administrative Agent shall have received a certificate, dated the date hereof and signed by the chief financial officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (ii) and (vi) above;

(xv)  The Administrative Agent shall have received evidence acceptable to the Administrative Agent and its counsel that the Revolving Credit Agreement has been amended pursuant to an amendment in form and substance reasonably satisfactory to the Administrative Agent that, among other things, permits the Borrower to incur the indebtedness represented by the Additional Term Loans;

(xvi)  The Additional Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(xvii)  The Collateral Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by an officer of the Borrower, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate is complete, correct and accurate as of the Additional Term Loan Closing Date.

SECTION 7.   Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.   Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.   Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11.   Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 12.  Acknowledgment of Guarantors. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Indebtedness and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Indebtedness, all as provided in the Collateral Documents, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Indebtedness under the Credit Agreement, as amended hereby, and the other Loan Documents and that such Indebtedness shall include all obligations in respect of the Additional Term Loans.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CARRIZO OIL & GAS, INC.,

By	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

CCBM, INC.,

By	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

CLLR, INC.,

By	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually, and as Administrative Agent and Collateral Agent,

By	/s/ James Morgan
Name: James Morgan
Title: Managing Director

By	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

SIGNATURE PAGE TO
AMENDMENT NO. 1 AND AGREEMENT
TO CARRIZO OIL & GAS, INC.
SECOND LIEN CREDIT AGREEMENT

Name of Lender:______________________________________

By
Name:
Title:

By
Name:
Title:

SCHEDULE I

LENDERS AND ADDITIONAL TERM LOAN COMMITMENT

Additional Lender	Additional Term Loan Commitment

Alexandra Investment Management	500,000.00
Angelo Gordon Arb	2,750,000.00
Bank of America Prop	4,250,000.00
Basso	2,250,000.00
Blackrock / Merrill Lynch Asset Management	750,000.00
LaSalle / Boldwater CBNA Loan Funding	-
Cedarview Capital	1,250,000.00
Credit Suisse	2,450,000.00
CSAM/Credit Suisse Asset Management	1,250,000.00
CSFB International	-
Deephaven Capital Management	7,500,000.00
DMD Special Situations, LLC	2,000,000.00
Goldentree Management	1,000,000.00
Goldman Sachs Special Situations	1,750,000.00
GSO	5,250,000.00
Halcyon	1,000,000.00
Highland Capital	3,250,000.00
K Street Capital	1,750,000.00
Kayne Anderson Capital	7,250,000.00
MJX Asset Management	1,750,000.00
MSD Captial	4,250,000.00
Nationwide Mutual	500,000.00
Par IV Capital Management LLC	6,000,000.00
Post Advisory	350,000.00
Trilogy Capital, LLC	1,250,000.00
Whippoorwill	14,700,000.00

Total	$75,000,000.00